UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 7, 2017

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On March 7, 2017, Arch Coal, Inc. (“Arch Coal”) entered into a new senior secured term loan credit agreement in an aggregate principal amount of $300 million (the “New Term Loan Debt Facility”) with Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (in such capacities, the “Agent”), and the other financial institutions from time to time party thereto (collectively, the “Lenders”).  Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. arranged the New Term Loan Debt Facility.

The New Term Loan Debt Facility will mature on March 7, 2024.

Borrowings under the New Term Loan Debt Facility bear interest at a per annum rate equal to, at the option of Arch Coal, either (i) a London interbank offered rate plus an applicable margin of 4%, subject to a 1% LIBOR floor (the “LIBOR Rate”), or (ii) a base rate plus an applicable margin of 3%. Interest payments will be payable in cash. The term loans provided under the New Term Loan Debt Facility (the “Term Loans”) are subject to quarterly principal amortization payments in an amount equal to $750,000.

The New Term Loan Debt Facility is guaranteed by all existing and future wholly owned domestic subsidiaries of Arch Coal (collectively, the “Subsidiary Guarantors” and, together with Arch Coal, the “Loan Parties”), subject to customary exceptions, and is secured by first priority security interests on substantially all assets of the Loan Parties, including 100% of the voting equity interests of directly owned domestic subsidiaries and 65% of the voting equity interests of directly owned foreign subsidiaries, subject to customary exceptions.

Arch Coal has the right to prepay Term Loans at any time and from time to time in whole or in part without premium or penalty, upon written notice, except that any prepayment of Term Loans that bear interest at the LIBOR Rate other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the Lenders resulting therefrom.

The New Term Loan Debt Facility is subject to certain usual and customary mandatory prepayment events, including 100% of net cash proceeds of (i) debt issuances (other than debt permitted to be incurred under the terms of the New Term Loan Debt Facility) and (ii) non-ordinary course asset sales or dispositions, subject to customary thresholds, exceptions and reinvestment rights.

The New Term Loan Debt Facility contains customary affirmative covenants and representations.

The New Term Loan Debt Facility also contains customary negative covenants, which, among other things, and subject to certain exceptions, include restrictions on (i) indebtedness, (ii) liens, (iii) liquidations, mergers, consolidations and acquisitions, (iv) disposition of assets or subsidiaries, (v) affiliate transactions, (vi) creation or ownership of certain subsidiaries, partnerships and joint ventures, (vii) continuation of or change in business, (viii) restricted payments, (ix) prepayment of subordinated and junior lien indebtedness, (x) restrictions in agreements on dividends, intercompany loans and granting liens on the collateral, (xi) loans and investments, (xii) sale and leaseback transactions, (xiii) changes in organizational documents and fiscal year and (xiv) transactions with respect to bonding subsidiaries. The New Term Loan Debt Facility does not contain any financial maintenance covenant.

The New Term Loan Debt Facility permits the existing $200 million trade accounts receivable securitization facility provided to Arch Receivable Company, LLC, a special-purpose entity that is a wholly owned subsidiary of Arch Coal, to remain in place.

The New Term Loan Debt Facility contains customary events of default, subject to customary thresholds and exceptions, including, among other things, (i) non-payment of principal and non-payment of interest and fees, (ii) a material inaccuracy of a representation or warranty at the time made, (iii) a failure to comply with any covenant, subject to customary grace periods in the case of certain affirmative covenants, (iv) cross-events of default to indebtedness of at least $50,000,000, (v) cross-events of default to surety, reclamation or similar bonds securing obligations with an aggregate face amount of at least $50,000,000, (vi) uninsured judgments in excess of $50,000,000, (vii) any loan document shall cease to be a legal, valid and binding agreement, (viii) uninsured losses or proceedings against assets with a value in excess of $50,000,000, (ix) ERISA events, (x) a change of control or (xi) bankruptcy or insolvency proceedings relating to the Arch Coal or any material subsidiary of the Arch Coal.

The description of the New Term Loan Debt Facility is qualified in its entirety by reference to the full text of the New Term Loan Debt Facility, which is incorporated by reference herein. A copy of the New Term Loan Debt Facility is included herein as Exhibit 10.1.

On the effective date of the New Term Loan Debt Facility, all outstanding obligations under Arch Coal’s previously existing term loan credit agreement, dated as of October 5, 2016, among Arch Coal, as borrower, the lender party thereto and Wilmington Trust, National Association, as administrative agent and collateral agent (the “Previous First Lien Debt Facility”), other than indemnification and other contingent obligations, were paid in cash in full and the related transaction documents were terminated (other than with respect to certain provisions that customarily survive termination).  All liens on property of Arch Coal and the guarantors thereunder arising out of or related to the Previous First Lien Debt Facility were terminated.

Item 1.02              Termination of a Material Definitive Agreement.

The information regarding the Previous First Lien Debt Facility set forth in Item 1.01 of this Current  Report on Form 8-K (the “Report”) is incorporated by reference herein.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Term Loan Debt Facility set forth in Item 1.01 of this Report is incorporated by reference herein.

Item 7.01              Regulation FD Disclosure.

On March 7, 2017, Arch Coal issued two press releases announcing (1) its increased equity ownership in Dominion Terminal Associates and (2) the closing of its $300 million senior secured term loan facility. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

10.1

Credit Agreement, dated as of March 7, 2017, among Arch Coal, Inc. as borrower, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and as collateral agent

99.1	Press Release dated March 7, 2017

99.2	Press Release dated March 7, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2017	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1

Credit Agreement, dated as of March 7, 2017, among Arch Coal, Inc. as borrower, the lenders from time to time party thereto, and Credit Suisse AG, Cayman Islands Branch, in its capacities as administrative agent and as collateral agent

99.1	Press Release dated March 7, 2017

99.2	Press Release dated March 7, 2017